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                                   EXHIBIT 3.6

         Certificate of Amendment of Articles of Incorporation of the Registrant, effective December 30, 1996
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                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                        CHINA RESOURCES DEVELOPMENT, INC.


         We, the undersigned President and Secretary of China Resources Development, Inc. (the "Corporation"), in accordance with NRS 73.390, do hereby certify the following:

         1. The Board of Directors of the Corporation, at a special meeting held on November 29, 1996, adopted resolutions to amend the Corporation's Articles of Incorporation, as such Articles of Incorporation have been amended from time to time, as follows:

                  (a) Article V of the Articles of Incorporation is hereby deleted in its entirety and restated as follows:

                           STOCKHOLDERS MEETING: Meetings of the shareholders
                  shall be held at such place within or without the State of Nevada as may be provided by the By-laws of the corporation. Special meetings of the shareholders may be called by the President or any other executive officer of the corporation, the Board of Directors, or any member thereof, or by the record holder or holders of at least thirty percent (30%) of all shares entitled to vote at the meeting. Any action otherwise required to be taken at a meeting of the shareholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by shareholders having at least a majority of the voting power.

                  (b) Article VIII of the Articles of Incorporation is hereby amended to add the following sentences to the beginning of Article VIII:

                           BOARD OF DIRECTORS: The number of directors of the
                  corporation shall be a minimum of three and the maximum of 25, approximately one-third of whom shall be classified as "Class I" directors, approximately one-third of whom shall be classified as "Class II" directors and approximately one-third of whom shall be classified as "Class III" directors. Class I, Class II and Class III directors shall be elected in consecutive years. Each director shall serve as a director until the annual meeting of shareholders occurring in the year
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                  three years following his election and until his successor shall have been elected and qualified. Notwithstanding the foregoing sentence, Class I directors shall be elected for one-year terms, and Class II directors shall be elected for two-year terms, at the annual meeting of shareholders where three classes of directors are initially established.

                  (c) The provisions of Article IX designated "OFFICERS", "ELECTION" and "TERM OF OFFICE" are each hereby deleted in their entirety and restated as follows:

                           OFFICERS: The officers of the corporation shall
                  consist of a Chairman of the Board of Directors, a President, a Vice President, a Secretary, a Treasurer or Chief Financial Officer and a Financial Controller, who shall perform such duties and have such authority as usually pertains to such officers of a corporation or as may prescribed by the Board of directors from time to time.

                           ELECTION: Directors shall be elected at the Annual
                  Meeting of the Shareholders, as set forth in Article VIII, and the persons receiving the highest number of votes shall be declared duly elected to the positions for which votes are solicited, providing such numbers shall represent a majority of all votes cast. Within ten (10) days after the election, the directors shall meet and elect a Chairman, President, Vice President, Secretary, Treasurer or Chief Financial Officer and Financial Controller.

                           TERM OF OFFICE: The term of office of directors shall
                  be as forth in Article VIII, and the term of office of all officers shall be from time to time as determined by the Board of Directors, provided all directors and officers shall hold office until their successors are duly elected and qualified.

All provisions of Article IX, other than those specifically addressed in paragraph 3 above, shall remain as part of Article IX in their entirety.

         2. The number of shares of stock of the Corporation which are outstanding and entitled to vote on an amendment to the Articles of Incorporation is Eleven Million Nine Hundred Ninety-


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Nine Thousand Four Hundred and Eighteen (11,999,418) shares of Common Stock.

         3. The said changes and amendments set forth herein have been consented to and approved by a vote of the stockholders holding at a majority of each class of stock outstanding and entitled to vote thereon.

         IN WITNESS WHEREOF, the undersigned President and Secretary of the Corporation have executed this Certificate of Amendment of Articles of Incorporation this 31st day of January, 1997.




                                    /s/ Li Shunxing
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                                    Li Shunxing, President



                                    /s/ Zhang Yibing
                                    --------------------------------------------
                                    Zhang Yibing, Secretary




Signatures verified by:


/s/ Dominic Yiu Kuen Lai
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Print Name: DOMINIC YIU KUEN LAI
           -----------------------
Notary Public
Hong Kong



         [SEAL]


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